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                                EXHIBIT 23.1-1
                                --------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 1, 1994 accompanying the financial statements and schedules of:

(a)  Santa Anita Realty Enterprises, Inc.:

(b)  Santa Anita Operating Company and Subsidiaries; and

(c) Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company and Subsidiaries Combined.

appearing in the above-listed entities' Annual Report on Form 10-K for the year ended December 31, 1993, in the Prospectus contained in Post-Effective Amendment No. 3 to Joint Registration Statement on Form S-8 (No. 2-95226) and
Registration Statement on Form S-8 (No. 33-51843).

                                                     KENNETH LEVENTHAL & COMPANY

Newport Beach,California
March 28, 1994

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                                 EXHIBIT 23.1-2
                                 --------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 (No. 2-96228), as amended through Post-Effective Amendment No. 3 and Registration Statement on Form S-8 (No. 33-51843) and in the Prospectus, related thereto, of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated January 28, 1993, accompanying the 1992 consolidated financial statements of H-T Associates and Subsidiary appearing in the Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1993.



                                                     KENNETH LEVENTHAL & COMPANY



Newport Beach, California
March 28, 1994